Exhibit 10.1
CONSULTING AND NON-COMPETITION AGREEMENT

         This Consulting and Non-Competition Agreement (“Agreement”), dated as of January 23, 2006 (the “ Effective Date”), is by and between HealthTronics, Inc., a Georgia corporation (“ HealthTronics”), and Joseph M. Jenkins, M.D. (“ Jenkins”).

RECITALS

WHEREAS, Jenkins has been employed by HealthTronics pursuant to an Employment Agreement dated April 15, 2004;

         WHEREAS, on the Effective Date, Jenkins and HealthTronics have agreed to the terms of Jenkins’ resignation from all of his officer, director and employment positions with HealthTronics and its subsidiaries;

         WHEREAS, HealthTronics and Jenkins agree that it is in their mutual interests that their employment relationship be terminated upon the terms and conditions provided in this Agreement (the “ Termination”); and

WHEREAS, HealthTronics desires to engage the services of Jenkins as a consultant and Jenkins desires to accept such engagement upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

         1. Termination of Employment Relationship. Jenkins hereby irrevocably resigns effective as of the Effective Date, and HealthTronics hereby accepts such resignation, from any and all director, manager, employment and officer positions, relations, and responsibilities that Jenkins may hold or claim to hold with HealthTronics and any of HealthTronics’ subsidiaries and/or affiliates (collectively, including HealthTronics, the “ Affiliated Entities,” and individually, an “ Affiliated Entity”). Jenkins agrees that he irrevocably forfeits any rights to receive any future compensation for Jenkins’s prior performance (including, without limitation, salary, incentive compensation and/or stock options) that Jenkins may have been entitled to receive under his employment arrangement with HealthTronics.

        2. Stock Options. HealthTronics and Jenkins acknowledge and agree that (a) Schedule 1 hereto sets forth the outstanding stock options to acquire HealthTronics common stock owned by Jenkins on the date hereof (the “ Stock Options”) and (b) other than the Stock Options, Jenkins holds no options, warrants, convertible securities, phantom or other rights to acquire HealthTronics common stock. Jenkins agrees that any stock options not listed on Schedule 1 hereto that would otherwise be effective are canceled. HealthTronics and Jenkins agree that the Stock Options shall continue in full force and effect under the terms of the stock option plan(s) and agreement(s) governing such Stock Options. HealthTronics and Jenkins further agree that Jenkins’ right to exercise any Stock Options shall expire ninety days after the consulting relationship terminates or the expiration date of the Stock Options, whichever comes first in time.

         3. Consulting Services. Jenkins shall render consulting services (the “ Services”) to the Affiliated Entities as may be requested by HealthTronics from time to time, consisting of assistance in evaluating strategic opportunities. Jenkins will not, without his prior written consent, be required to travel in order to render the Services. Jenkins agrees to devote up to 5 hours per month in providing Services to HealthTronics. Jenkins shall provide the Services to HealthTronics until the date on which the consulting relationship terminates, which shall automatically occur on the second anniversary of the Effective Date. Jenkins shall not incur any travel or other expenses in performing the Services unless approved in advance in writing by the most senior financial officer of HealthTronics. Jenkins may engage in other services, employment or occupation during the term of this Agreement as long as such services, employment or occupation are not contrary to the provisions of this Agreement.

         4. Payment/Benefits . In consideration for Jenkins providing the Services and his other obligations hereunder including those set forth in Section 5, HealthTronics agrees to pay Jenkins $200,000 upon execution of this Agreement and $200,000 on the first anniversary of this Agreement. Notwithstanding anything in this Agreement to the contrary, HealthTronics shall have no obligation to make any payment under this Agreement if Jenkins is in material breach of Sections 5, 6, or 7 of this Agreement.

         5. Noncompetition. Subject to the other terms and conditions of this Agreement, during the Non-Competition Period, as part of the consideration for the payments by HealthTronics to Jenkins as set forth in Section 4 and the agreement by HealthTronics to provide Jenkins with access to Confidential Information (as defined below) of the Affiliated Entities from time to time, Jenkins will not (unless authorized in writing by HealthTronics’ Chief Executive Officer (the “ CEO”)):

                (a)        directly or indirectly, alone or as a partner, joint venturer, officer, director, manager, member, employee, consultant, agent, or independent contractor of, or lender to, any person or business, engage in any Restricted Business (as defined below) anywhere in the United States or Europe (provided that the passive ownership of less than 5% of the ownership interests of an entity having a class of securities that is traded on a national securities exchange or over-the-counter market is not a violation of this paragraph);

                (b)        directly or indirectly, alone or as a partner, joint venturer, officer, director, manager, member, employee, consultant, agent, or independent contractor of, or lender to, any person or business, request or advise any patient, physician, customer or any other person, firm, vendor, contractor, lessor, hospital, surgery center, corporation or other entity having a business relationship with any Affiliated Entity, to withdraw, curtail, or cancel its business with such Affiliated Entity or engage in any other activity that could reasonably be expected to have an adverse affect on the relationship such person or entity has with such Affiliated Entity;

                (c)        directly or indirectly, alone or as a partner, joint venturer, officer, director, manager, member, employee, consultant, agent, or independent contractor of, or lender to, any person or business, solicit business from, divert business from, or attempt to convert to other methods of using the same or similar products or services as provided by an Affiliated Entity, any client, account or location of an Affiliated Entity; or

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                (d)        directly or indirectly, alone or as a partner, joint venturer, officer, director, manager, member, employee, consultant, agent, or independent contractor of, or lender to, any person or business, solicit for employment, or engagement as an independent contractor, or for any other similar purpose, any person who was in the twelve month period preceding the solicitation or is at the time of the solicitation, an employee of any Affiliated Entity, or any entity related to any of them.

         As used in this Agreement, the term “ Non-Competition Period” means the period beginning on the Effective Date and ending on the second anniversary of the Effective Date. As used in this Agreement, the term “ Restricted Business” means the business engaged in by the Affiliated Entities as of the date hereof. Provided, that nothing in the definition of Restricted Business or any other term of this Agreement shall be deemed to prevent Jenkins from (1) working with any HIFU project using the Ablatherm made by EDAP as long as Jenkins’ efforts relate only to use of the device outside the United States; (2) creating a “locum tenens” type business for providing physician services other than BPH treatment and lithotripsy (unless Jenkins obtains the prior written consent of the CEO in each instance where the services would involve BPH treatment or lithotripsy); (3) providing consulting services that might otherwise violate the terms of this Agreement to the extent the scope and nature of the services to be provided are approved in writing in advance by HealthTronics’ CEO in each instance. If HealthTronics enters into a non-Restricted Business after the Effective Date, said business will not become a “Restricted Business” for the purposes of this Agreement.

        6. Confidentiality of Information. HealthTronics agrees to disclose to Jenkins from time to time trade secrets and other Confidential Information which may be necessary for Jenkins to perform under this Agreement. In consideration for HealthTronics’ foregoing agreement to disclose Confidential Information, unless authorized by the CEO in writing or as otherwise required to perform his responsibilities, Jenkins will not directly or indirectly, acting alone or in conjunction with others, disclose to any person or other entity any Confidential Information. “ Confidential Information” shall include all confidential and proprietary information of the Affiliated Entities, including, without limitation, all trade, technical or technological secrets, any details of organization or business affairs, any names of past or present customers of any Affiliated Entities, any processes, services, compensation and other employment practices, research, pricing practices, price lists and procedures, purchasing, accounting, engineering, manufacturing, production, operations, organization, finances, marketing, customer lists, blueprints, product specifications, any other information, method, technique or system, or any other confidential or proprietary information relating to the business of any Affiliated Entity. Notwithstanding the foregoing, Confidential Information shall not be deemed to include any information which (a) is or becomes generally available to the public (except as a result of any misconduct by Jenkins, including but not limited to Jenkins’ breach of this Agreement or any other confidentiality obligation of Jenkins) or (b) is or becomes lawfully available to Jenkins on a non-confidential basis from a third party without, to Jenkins’ knowledge, breach by that third party of any obligation of confidence concerning that Confidential Information. Nothing herein shall prevent disclosure of any Confidential Information if, upon the advice of counsel, Jenkins is legally compelled to disclose such Confidential Information, provided that Jenkins provides notice of any such compelled disclosure prior to disclosure by Jenkins so that HealthTronics may seek a protective order or confidential treatment.

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         7.  Non-Disparagement. Jenkins and HealthTronics hereby covenant and agree that Jenkins and HealthTronics shall, at all times hereafter, refrain from making or implying any derogatory or negative references, statements or allusions concerning each other, including (with respect to statements or references by Jenkins) any of the Affiliated Entities, their partners, owners, directors, managers, officers, agents and employees, or their respective businesses or business activities, except for statements made under oath in any legal process.

         8.  Release. Jenkins and HealthTronics hereby release and discharge each other, including (with respect to the release and discharge by Jenkins) the Affiliated Entities and their respective partners, members, stockholders, owners, directors, managers, officers, agents and employees, individually and collectively (the “ Release”), of and from any and all claims, causes of action, suits, debts, contracts, agreements, promises, liability, demands, damages, and other expenses of any nature whatsoever, at law or in equity, known or unknown, fixed or contingent, contemplated or uncontemplated, whether asserted or assertable, arising out of any matter whatsoever which has occurred from the beginning of time up through and including the date hereof. Without limiting the generality of the foregoing, Jenkins and HealthTronics hereby acknowledge and agree that the Release is intended to waive and discharge any and all actions, claims, demands and causes of action arising out of or in any way related to Jenkins’ employment by any Affiliated Entity. The foregoing provisions do not, and should not be construed so as to, alter, amend or negate the enforceability of this Agreement. The Release is intended to be and should be construed as a general, complete and final waiver and release of all claims. The Release is being made and executed by (1) Jenkins individually and on behalf of Jenkins’ heirs, successors, assigns, agents, and all persons subrogated to Jenkins’ rights or to whom Jenkins’ rights are secondary or derivative, and (2) HealthTronics individually and on behalf of the Affiliated Entities and (to the extent authorized) their respective partners, members, stockholders, owners, directors, managers, officers, agents and employees, individually and collectively.

         9.  Return of Property. Upon the expiration of the Consulting Services Period, Jenkins agrees to end all further use of, and to immediately return to HealthTronics, all property of the Affiliated Entities including, without limitation, any property, assets or equipment furnished by an Affiliated Entity or created or prepared by Jenkins in connection with his rendering the Services, either alone or jointly with others, pursuant to the provisions or requirements of this Agreement. Without limiting the generality of the foregoing, all correspondence, reports, records, charts, advertising materials and other similar data pertaining to the business, activities, research and development, intellectual property or future plans of the Affiliated Entities that are collected by Jenkins, including any and all copies or reproductions thereof, shall be delivered promptly to HealthTronics without request by it upon the expiration of the Consulting Services Period.

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         10.  Remedies. Jenkins acknowledges and agrees that HealthTronics’ remedies at law for a breach or threatened breach of any of the provisions of Sections 5, 6 or 7 hereof would be inadequate and, in recognition of this fact, in the event of a breach or threatened breach by Jenkins of any of the provisions of Sections 5, 6 or 7 hereof, it is agreed that, in addition to its remedies at law, HealthTronics shall be entitled to equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction or any other equitable remedy which may then be available. Nothing herein contained shall be construed as prohibiting HealthTronics from pursuing any other remedies available to it for such breach or threatened breach.

         11.  Independent Contractor. Nothing herein contained shall be deemed to create an agency, joint venture, partnership or franchise relationship between the parties hereto. Jenkins acknowledges that, with respect to the provision of Services during the Consulting Services Period, he will be an independent contractor, will not be an agent or employee of any Affiliated Entity, will not be entitled to any Affiliated Entity employment rights or benefits and will not be authorized to act on behalf of any Affiliated Entity. Jenkins further acknowledges and agrees that, with respect to the provision of Services during the Consulting Services Period, he waives any and all rights he has, or may have, against any Affiliated Entity under the Employee Retirement Income Security Act of 1974. Jenkins shall be solely responsible for any and all tax obligations of Jenkins arising from or relating to Section 4 of this Agreement, including but not limited to, all city, state and federal income taxes, social security withholding tax and other self employment tax incurred by Jenkins, and, in the event of any determination by the Internal Revenue Service or any other taxing authority that Jenkins is not an independent contractor of any Affiliated Entity, shall reimburse HealthTronics upon demand for any withholding taxes that should have been withheld by HealthTronics had he been an employee of HealthTronics.

12. Miscellaneous.

                (a)        Assignment; Binding, Effect. This Agreement and all of HealthTronics’ rights under this Agreement are assignable with or without notice to Jenkins. Neither this Agreement nor any right, interest or obligation hereunder may be assigned (by operation of law or otherwise) by Jenkins without the prior written consent of HealthTronics and any attempt to do so will be void. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns. In the event of any assignment of this Agreement by HealthTronics, references in this Agreement to HealthTronics shall be deemed to be references to the assignee.

(b) Amendments. This Agreement cannot be modified or amended except by a written agreement executed by all parties hereto.

                (c)        Waiver of Provisions; Remedies Cumulative. Any waiver of any term or condition of this Agreement must be in writing, and signed by all of the parties hereto. The waiver of any term or condition hereof shall not be construed as either a continuing waiver with respect to the term or condition waived, or a waiver of any other term or condition hereof. No party hereto shall by any act (except by written instrument pursuant to this Section), delay, indulgence, omission or otherwise be deemed to have waived any right, power, privilege or remedy hereunder or to have acquiesced in any default in or breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of any party hereto, any right, power, privilege or remedy hereunder shall operate as a waiver thereof.

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                (d)        Survival. All provisions of this Agreement which by their terms are intended to survive termination or expiration of this Agreement, including without limitation, Sections 5, 6, 7, 8, 9, 10, 11, and 12, shall survive such termination or expiration in accordance with their terms.

                (e)        Severability; Interpretation. It is expressly understood and agreed that although Jenkins and HealthTronics agree that the restrictions contained in Sections 5 and 6 above are reasonable in scope, duration and territory, for the purpose of preserving HealthTronics’ and the other Affiliated Entities’ proprietary rights, business value as going concerns and goodwill, if a final judicial determination is made by a court of competent jurisdiction that the time or any other restriction contained in Sections 5 or 6 is an unenforceable restriction against Jenkins, the provision containing such restriction shall not be rendered void but shall be deemed amended to apply as to such maximum time and territory and to such other extent as such court may judicially determine or indicate to be reasonable. In addition, any provision of this Agreement that is found in a final judicial determination by a court of competent jurisdiction to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability (but shall be construed and given effect to the extent possible), without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

                (f)        GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS (BUT NOT THE RULES GOVERNING CONFLICTS OF LAWS) OF THE STATE OF TEXAS.

                (g)        Counterparts. This Agreement may be executed in several counterparts or with counterpart signature pages, each of which shall be deemed an original, but such counterparts shall together constitute but one and the same Agreement.

                (h)        Notices. Any notice required or permitted to be given under this Agreement shall be deemed properly given if in writing and personally delivered or mailed by certified U.S. mail, postage prepaid with return receipt requested, in the case of notices mailed to Jenkins, at the address set forth below or, in the case of notices to HealthTronics, to its principal office at 1301 S. Capital of Texas Hwy., Suite B-200, Austin, Texas 78746, to the attention of its President.

                (i)        Entire Agreement. This instrument contains the entire agreement of the parties relating to the subject matter hereof and supersedes all prior agreements and arrangements, both written and oral, with respect to the subject matter hereof.

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                (j)        Submission to Jurisdiction. Should a dispute arise regarding this Agreement, including but not limited to a breach of this Agreement, an alleged breach, or its enforceability, Jenkins agrees that Austin, Texas is the sole and proper jurisdiction for the dispute. This Agreement is performable in whole and in part in Travis County, Texas.

[Signature page follows]

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SIGNATURE PAGE TO CONSULTING AND NONCOMPETITION AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement to be effective for all purposes as of the Effective Date provided above.

HEALTHTRONICS:

HEALTHTRONICS, INC.

By: _________________________________________________
Name:_______________________________________________
Title:________________________________________________

JENKINS:

____________________________________________________
Joseph M. Jenkins, M.D.

Address: _____________________________________________
_____________________________________________

S-1

SCHEDULE 1

Stock Options

Vested stock options to acquire 50,000 shares of HealthTronics Common Stock at an exercise price of $7.500 per share (granted on April 2, 2002).

Vested stock options to acquire 20,000 shares of HealthTronics Common Stock at an exercise price of $7.79 per share (granted on February 26. 2003).

Vested stock options to acquire 10,000 shares of Healthtronics Common Stock at an exercise price of $9.55 per share (granted on February 23, 2005).

Schedule 1-1